Exhibit 99.5

Exhibit 99.5-Consent of Deloitte & Touche LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-140088 on Form S-8 and Registration Statement No. 333-141809 on Form S-3 of our report dated March 29, 2007 (February 28, 2008 as to Note 4) relating to the 2006 financial statements (before retrospective adjustments to the consolidated financial statements or financial statement disclosures) of Regency Energy Partners LP (not presented herein) (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Partnership’s acquisition of TexStar Field Services, L.P. and its general partner, TexStar GP, LLC as acquisitions of entities under common control in a manner similar to a pooling of interests) appearing in this Current Report on Form 8-K of Regency Energy Partners LP dated May 14, 2009.

/s/ Deloitte & Touche LLP

Dallas, Texas
May 14, 2009